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                                                                    EXHIBIT 10.1

Mortgage Loan No. 99701

                                 PROMISSORY NOTE

$115,000,000                                                      March 30, 1999

                                                         Los Angeles, California



FOR VALUE RECEIVED, ARDEN REALTY FINANCE V, L.L.C., a Delaware limited liability company ("BORROWER"), promise(s) to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("LENDER"), at its home office in Springfield, Massachusetts, or at such other place as Lender may direct, in lawful money of the United States of America, without grace or offset, the principal sum of ONE HUNDRED FIFTEEN MILLION AND NO/100 DOLLARS ($115,000,000), with interest thereon at the rate of six and ninety-four one-hundredths percent (6.94%) per annum (the "CONTRACT RATE") to be paid as provided herein below.

               This Promissory Note is secured by a Deed of Trust and Security Agreement of even date herewith (collectively, the "MORTGAGE"), covering real property and other property described in the Mortgage (collectively, the "MORTGAGED PROPERTY").

        1. PAYMENT TERMS

               Payments shall be made on this Promissory Note as follows:

               A. On the date the loan evidenced hereby (the "LOAN") is made, a payment of interest only shall be due and payable for the period from such date to the first day of the next calendar month.

               B. Successive monthly installments of principal and interest, shall be made on the first day of June, 1999 and on the first day of each calendar month thereafter up to and including the first day of March, 2009 (each a "PAYMENT DATE").

               C. Each monthly installment shall be in the constant amount of EIGHT HUNDRED FIFTEEN THOUSAND NINE HUNDRED THIRTY-FOUR AND 98/100 DOLLARS ($815,934.98).


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               D. A final installment equal to the entire principal balance then remaining unpaid, with accrued interest thereon, shall be due and payable on April 1, 2009 (the "MATURITY DATE");

               Unless otherwise directed by Lender in writing, all payments shall be made by direct debit of Borrower's bank and bank account through automated clearinghouse deductions of immediate federal funds or equivalent to Lender's bank and bank account. Borrower acknowledges that, since the term of the loan evidenced hereby is shorter than the amortization period, a substantial portion of the principal balance will be due on the Maturity Date. Whenever any payment to be made under this Promissory Note is stated to be due on a date which is not a Business Day (defined herein below), the due date shall be extended to the next succeeding Business Day and interest shall continue to accrue and be payable at the applicable rate during such extension.

        2. INTEREST

               The monthly payments of combined principal and interest of this Promissory Note are based upon a twenty-five (25) year amortization period, and all interest accruing hereunder shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

        3. DEFAULT INTEREST

               If the entire unpaid principal balance of this Promissory Note, together with accrued and unpaid interest thereon, is not paid when due, whether on the Maturity Date or any earlier date as a result of acceleration of this Promissory Note after an Event of Default (hereinafter defined), then the amount unpaid shall bear interest from the Maturity Date or such earlier date, as the case may be, at the per annum interest rate (the "DEFAULT RATE") equal to the lesser of

                        (i) the highest rate permitted by law to be charged on a promissory note secured by a commercial mortgage, or

                        (ii) the sum of three percent (3%) plus the greater of

                                (x)     the Contract Rate; or

                                (y) the rate published in The Wall Street Journal as the average prime rate in its "Money Rates" section as of the Maturity Date or such earlier date. If The Wall Street Journal is not in publication on the applicable date, or ceases to

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                                publish such average rates, then any other
                                publication acceptable to Lender quoting daily market average prime rates will be used.



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The Default Rate shall continue until the first to occur of the following:

                                (i)     payment in full of any sums due
                                        hereunder and under the Loan Documents
                                        (hereinafter defined); or

                                (ii) reinstatement of the Loan pursuant to statutory provisions requiring such reinstatement, but only after the curing of all defaults and payments of all sums due hereunder.

        4. LATE CHARGE

               If any regular monthly installment of principal or interest due hereunder, or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid as required under this Promissory Note or such Loan Document, as the case may be, by the eleventh (11th) day of the month in which the same shall be due or by the eleventh (11th) day after the due date for any payment other than the regular monthly installment due under this Promissory Note, Borrower shall pay to Lender a late charge (the "LATE CHARGE") of four cents ($0.04) for each dollar so overdue in order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments, and to defray part of Lender's incurred cost of collection occasioned by such late payment. Lender agrees to comply with Section 2954.5 of the California Civil Code (or any successor provision), as now or hereafter in effect, with respect to the giving of notice prior to imposing a Late Charge. Any Late Charge incurred shall be immediately due and payable. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date of such installments or deposits or the requirement that Borrower make all payment of installments and deposits as and when the same are due and payable.

        5. APPLICATION OF PAYMENTS

               Each payment received by Lender shall be applied in the following order:

               A. First, to the interest due on any advances made by Lender under any instrument which is a Loan Document;

               B. Next, to the principal amount of any advances made by Lender under any instrument which is a Loan Document;


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               C. Next, to Late Charges, attorneys' fees or any other amount due hereunder or under a Loan Document save for the amounts described in (D) and (E) immediately below;

               D. Next, to accrued interest due hereunder; and

               E. Finally, to the principal balance hereof.

               Notwithstanding the foregoing, in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Promissory Note, when due, whether on the Maturity Date or on any earlier date as a result of acceleration of this Promissory Note, the Lender at its option shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.

        6. EVENTS OF DEFAULT AND ACCELERATION

               The failure to make any payment required under this Promissory Note, as and when due, and the failure to comply with any term, covenant or condition of any Loan Document within the time provided therein, shall be an event of default ("EVENT OF DEFAULT") hereunder.

               Upon the occurrence of an Event of Default subject to the terms of Section 7, below, the Lender may, at any time thereafter, together or singly,

                        (i) declare the entire outstanding principal balance due hereunder, together with all accrued and unpaid interest thereon, to be immediately due and payable, thereby accelerating this Promissory Note;

                        (ii) exercise immediately and without notice, any and
                             all other rights and remedies available under the Loan Documents or at law or in equity.

        7. NOTICE AND CURE

               Prior to accelerating this Promissory Note for an Event of Default or exercising any rights or remedies as to which acceleration is a precondition, Lender shall give Borrower notice specifying the Event of Default and time to cure such Event of Default, as follows, but not otherwise:

A. If the Event of Default is one which can be cured by the mere payment of money (other than a failure to keep in effect insurance required under any of the Loan Documents and other than as described in Section 7B(i) below),


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                Borrower shall have ten (10) days from the notice of Event of
Default to pay such money and to cure and eliminate the Event of Default;

               B. If the Event of Default is

                     (i) the failure to pay on the Maturity Date the outstanding principal balance, accrued interest, and other payments due under this Promissory Note or the Loan Documents;

                     (ii) the failure to have or keep in force insurance as required under any of the Loan Documents;

                     (iii) the insolvency, or bankruptcy of the Borrower, or any guarantor hereof;

                     (iv) a sale, transfer or encumbrance of a direct, indirect, legal or beneficial interest in the Borrower (including, without limitation, any direct or indirect interest in the owner of any legal or beneficial interest in Borrower) or the property encumbered by the Loan Documents for which any required approval of Lender under any Loan Document was not obtained;

               Borrower shall not be entitled to any notice of Event of Default, or time to cure, and Lender shall not be obligated to give the same.

               C. If the Event of Default is one which cannot be cured by the mere payment of money (other than an Event of Default described in Section 7B above), Borrower shall have thirty (30) days from the notice of Event of Default to cure and eliminate the Event of Default.

               D. The Lender's agreement to give notice and time to cure are on the further conditions that:

                     (i) the failure of Lender to give any notice(s) required shall not result in the imposition of any liabilities or penalties upon Lender;

                     (ii) the agreement to give notice and time to cure is personal to Borrower, and does not extend to or vest any such rights in any other person or entity; and


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                     (iii)  nothing contained in this Section 7 shall prevent
                            the imposition of Late Charges, or the right of the Lender to exercise immediately and, without notice, any and all other rights and remedies available under the Loan Documents or at law or in equity.

        8. DEFINITIONS

               Any terms used in this Promissory Note requiring a definition shall have the definition given in this Section, unless elsewhere defined in this Promissory Note. Any and all instruments securing or executed in connection with this Promissory Note, including, without limitation, the Mortgage, guarantees, indemnities, pledges, master leases, security agreements and assignments of leases and rents are herein collectively referred to as the "LOAN DOCUMENTS." Any instrument included within the term "Loan Documents" is herein referred to in the singular as a "Loan Document." Any capitalized terms used in this Promissory Note and not defined herein (including without limitation the terms "COLLATERAL", "DEBT SERVICE COVERAGE RATIO", "EQUIPMENT", "INDEBTEDNESS", "LOAN TO VALUE", "LOSSES", "MORTGAGED PROPERTY", "PROCEEDS", "PREMISES", "PROPERTY INCOME" and "SINGLE PURPOSE ENTITY") shall have the meaning set forth for such in the Mortgage. The term "Event of Default" shall have the meaning given in Section 6 hereof. The term "BUSINESS DAY" as used herein shall mean any day other than a Saturday, Sunday or other day on which national banks in the State of California are not open for business.

        9. PREPAYMENT

               There are no full or partial prepayment privileges of the principal amount due under this Promissory Note except as follows:

               9.1 Prepayment in Full. Borrower shall have the right to make payment in full, but not in part, of the then outstanding principal balance hereof, on any payment date on and after (but not prior to) the fifth anniversary of the due date of the first monthly installment payment required under Section 1A, provided that Borrower gives Lender thirty (30) days prior written notice of its intention to make any such prepayment, the date thereof, and the amount to be prepaid, and that Borrower also pays, as consideration for the privilege of making such prepayment, a prepayment premium (the "PREPAYMENT PREMIUM") calculated as follows:

       The Prepayment Premium shall be equal to the greater of (x) or (y), where


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               (x) is equal to the amount to be prepaid multiplied by one percent (1%); and

               (y) is equal to the product (discounted as hereinafter provided) obtained by multiplying the amount to be prepaid by the "Prepayment Premium Rate." The "PREPAYMENT PREMIUM RATE" shall be the percentage obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the scheduled prepayment date, by a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity Date, and the denominator of which is 360. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for U.S. Treasury issues will be used. The product obtained from the foregoing shall then be discounted, on a semi-annual basis over the remaining term of this Promissory Note, as of the date of prepayment to its then present value, using the U.S. Treasury yield, referred to in this subparagraph
               (y).

               9.2 Prepayment Upon Partial Release of Mortgaged Property. Borrower shall make prepayment (with Prepayment Premium) in connection with partial reconveyances of properties encumbered by the Mortgage, in accordance with Section 6.13 of the Mortgage.

               9.3 General Prepayment Provisions.

               A. No Prepayment Premium shall be required to be paid on or after or in connection with payment of fire, casualty, or condemnation proceeds to the Lender in accordance with the provisions of the Mortgage.

               B. There will be due, with any prepayment of principal, all accrued and unpaid interest thereon, in addition to all other amounts due under this Promissory Note.

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               C. If the maturity of this Promissory Note is accelerated by the
Lender because of the occurrence of an Event of Default, the resulting acceleration shall be deemed to be an election on the part of Borrower to prepay the Loan. Accordingly, there shall be added to the amount due after an Event of Default and resulting acceleration, a Prepayment Premium, calculated as above and using as the prepayment date the date on which any tender of payment is made, and the Borrower agrees to pay the same. Any tender of payment made after acceleration by or on behalf of Borrower (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale), shall include the Prepayment Premium computed as provided herein. In the event such Event of Default, acceleration and tender occur prior to the time Borrower may prepay the Loan, under Paragraph A above, there shall nevertheless be due and added the Prepayment Premium calculated in the manner set forth in said Paragraph A as though such prepayment privilege were in effect.

BORROWER BY ITS SIGNATURE BELOW HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS PROMISSORY NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (ii) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS PROMISSORY NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE DEED OF TRUST SECURING THIS PROMISSORY NOTE, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM SPECIFIED IN THE FOREGOING PARAGRAPHS. BY SIGNING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT LENDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS PROMISSORY NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT.

               BORROWER'S SIGNATURE:___________________________

               D. The Prepayment Premium herein provided for represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that will be sustained by Lender resulting from the payment of the outstanding


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principal balance of the loan evidenced hereby prior to the Maturity Date. The
Prepayment Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Promissory Note, or under the other Loan Documents, or pursuant to the provisions of law.

               E. No Prepayment Premium shall be required to be paid with respect to a prepayment made during the last three (3) months of the originally scheduled term of the Loan.

        10.WAIVERS AND EXTENSIONS

               Borrower and all endorsers and guarantors and any and all others who may at any time be or become liable for payment of all or any part of the Loan severally waive presentment for payment, demand, notice of dishonor or nonpayment, protest and notice of protest, notice of acceleration and of intention to accelerate the Maturity Date (except as provided in Section 7, above) and any and all lack of diligence or delays in collection or enforcement hereof, and agree that Lender from time to time may extend the time for payment of any sums due under this Promissory Note and grant releases to all endorsers and guarantors hereof, and may release all or any portion of the Mortgaged Property, without in any way affecting the liability of such parties hereunder.

        11.LIMITATIONS ON LIABILITY

               A. In any action or proceeding brought on this Promissory Note or on the Mortgage or on any of the Loan Documents in which a money judgment is sought (subject to paragraphs B, C, and D below), Lender will look solely to the Mortgaged Property described in the Loan Documents (including, without limitation, the Collateral) for payment of the Indebtedness and, specifically and without limitation, Lender agrees to waive any right to seek or obtain a deficiency judgment against Borrower or to seek or obtain a personal judgment for the payment of money representing principal or interest of the Loan.

               B. The provisions of this Section 11 shall not

                     (i) except as set forth herein, constitute a waiver, release or impairment of any obligation evidenced or secured by this Promissory Note, the Mortgage or any other Loan Document;

                     (ii) be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to


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                            file a claim for the full amount of the Indebtedness
                            secured by the Mortgage or to require that all Collateral shall continue to secure all of the Indebtedness owing to the Lender in accordance with the Promissory Note, the Mortgage and the other Loan Documents;

                     (iii) impair the right of Lender to name Borrower or any guarantor of this Promissory Note, as a party or parties defendant in any action or suit for judicial foreclosure and sale under the Mortgage (but no personal judgment for a deficiency money judgment may be entered or enforced against Borrower);

                     (iv) affect the validity or enforceability of, or limit recovery under, any indemnity (including, without limitation, any environmental indemnity set forth in the Mortgage or other Loan Document, or any separate environmental indemnity agreement, however designated), guaranty, lease or similar instrument made in connection with this Promissory Note, the Mortgage, or the Loan Documents;

                     (v) impair the right of Lender to obtain the appointment of a receiver; or

                     (vi) impair the enforcement of an assignment of leases or an assignment of rents contained in the Mortgage or any separate Assignments of Leases and Rents executed in connection herewith.

               C. Notwithstanding any provisions of this Section 11 to the contrary, nothing herein shall be deemed to prejudice the right of Lender (which right is specifically reserved) to pursue or obtain personal recourse liability against the Borrower, or any other person or entity, to recover Losses incurred by Lender, arising out of, or resulting from:

                     (i) fraud or material misrepresentation in connection with any Loan Document, affidavit, certification, warranty or representation given by Borrower or any officer, general partner, principal, member, or authorized agent


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                            of Borrower, in connection with the obtaining or
                            making of the loan evidenced by this Promissory
                            Note;

                     (ii) the application or appropriation of any condemnation or insurance proceeds in a manner contrary to the terms of the Loan Documents;

                     (iii) the application or appropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees funds in required reserve accounts or escrow accounts or other similar sums paid to or held by Lender, Borrower, any escrow holder or depository or any other person in connection with the operation of the Premises in a manner contrary to the terms of the Loan Documents;

                     (iv) the failure to return, or reimburse Lender for, all Equipment taken from the Mortgaged Property by or on behalf of Borrower and not replaced with Equipment of the same utility;

                     (v) any act of arson or malicious destruction or waste by Borrower, any principal, affiliate or partner thereof, or by any guarantor or indemnitor (including any indemnitor under the environmental indemnity contained in the Mortgage, or in a separate environmental indemnity or similar document executed herewith); or

                     (vi) the failure to apply Property Income or Proceeds to payments due under the Loan Documents or to operating expenses of the Mortgaged Property, thereby resulting in, or contributing materially to, an Event of Default; provided, however, that Borrower shall have no recourse liability for Losses based on distributions of Property Income or rent loss insurance Proceeds to Borrower, or any general partner, principal, stockholder, or member of or managing agent for Borrower, made in good faith (after determining the sufficiency of Property Income and rent loss insurance Proceeds to cover the payments due under the Loan


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                            Documents and operating expenses of the Mortgaged
                            Property) prior to an Event of Default.

               D. Notwithstanding the foregoing, the agreement of Lender not to pursue personal recourse liability against Borrower as set forth in this Section 11 above SHALL AUTOMATICALLY BECOME NULL AND VOID as to Borrower and shall be of no further force and effect in the event (i) Borrower, any general partner or member of Borrower, or any guarantor of the Loan, files, or consents to the filing of, any petition under the U.S. Bankruptcy Code respecting its or their debts or (ii) any such petition shall have been filed against the Borrower, any general partner or member of the Borrower, or any guarantor of this Promissory Note, and the same is not dismissed within ninety (90) days of such filing, or
(iii) Borrower makes a transfer of the Mortgaged Property or any portion thereof or interest therein or encumbers the Mortgaged Property or any portion thereof or interest therein in violation of the Loan Documents, or (iv) Borrower fails to maintain its status as a Single Purpose Entity.

        12.USURY

               No amounts under this Promissory Note or the Loan Documents shall be charged, paid or collected from Borrower if the result of such charge payment or collection would be to cause the Loan to be usurious under applicable law. If, however, an amount is paid or collected which would otherwise cause the Loan to be usurious, such excess causing the Loan to be usurious shall be deemed a payment of principal and shall be applied against and shall reduce the then outstanding principal balance of the Loan by a corresponding amount, and no Prepayment Premium shall be charged on any such excess amount applied to principal.

        13.TRANSFERS

               Upon the transfer of this Promissory Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the Loan Documents, Proceeds, Property Income or Collateral, or any part hereof, to the transferee who shall thereupon become vested with all rights herein, or under applicable law, given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility under or with respect to this Promissory Note, and the Loan Documents, Proceeds, Property Income and Collateral so transferred; but Lender shall retain all rights hereby given to it with respect to any obligations of the Borrower and the Loan Documents, Proceeds, Property Income or Collateral not so transferred. Upon any such transfer, the term "Lender" as used herein shall mean such transferee.

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        14.SEVERABILITY

               In the event any one or more of the provisions contained in this Promissory Note or the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Promissory Note or of the Loan Documents, but this Promissory Note and the Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

        15.WAIVER OF TRIAL BY JURY

               BORROWER AND LENDER, BY ACCEPTANCE OF THIS PROMISSORY NOTE, HEREBY WAIVE TRIAL BY JURY IN ANY COURT ACTION, PROCEEDING OR COUNTERCLAIM WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS PROMISSORY NOTE, ANY APPLICATION FOR THE LOAN EVIDENCED BY THIS PROMISSORY NOTE, THIS PROMISSORY NOTE, THE MORTGAGE OR THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

        16. JOINT AND SEVERAL LIABILITY.

               If there shall be more than one (1) Borrower named in this Promissory Note, then the obligations and liabilities of such parties as Borrower shall be joint and several.

        17.REMEDIES CUMULATIVE

               The rights, powers and remedies of Lender permitted by law, equity or contract or as set forth herein or in the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together against Borrower or the Mortgaged Property, the Collateral or the Property Income, at the sole discretion of the Lender, and to the fullest extent permitted by law. Such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. The failure to exercise any such right, power or remedy shall in no event be construed as a waiver or release of the same. Lender shall not by any act of omission or commission be deemed to have waived any of its rights, powers or remedies under this Promissory Note or the Loan Documents unless such waiver be in writing and signed by Lender, and then `only to the extent specifically set forth therein. A waiver of a right in one


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

event shall not be construed as continuing or as a bar, or as a waiver of such right on a subsequent event.

        18.FEES AND COSTS

               Borrower further promises to pay upon demand all reasonable attorneys' fees and costs (including, without limitation, court costs and appraisal fees) incurred by Lender in connection with any Event of Default under this Promissory Note and in any proceeding, including all appeals, brought to enforce any of the provisions of this Promissory Note or of the Loan Documents.

        19.TIME OF THE ESSENCE

               Time shall be of the essence in performance of all obligations of Borrower under this Promissory Note and the Loan Documents including, without limitation, the time periods provided for the curing of defaults.

        20.HEADINGS FOR CONVENIENCE

               Headings and captions used in this Promissory Note are inserted for convenience of reference only and neither constitute a part of this Promissory Note nor are to be used to construe or interpret any of the provisions hereof.

        21.NOTICES: HOW GIVEN

               Any notice required or permitted under this Promissory Note or under any Loan Document shall be given in writing and shall be effective for all purposes if hand delivered to the party designated below, or if sent by (a) certified or registered United States mail, postage prepaid; or (b) expedited prepaid delivery service, commercial or United States Postal Service, with proof of attempted delivery, addressed in either case as follows:

                      To Borrower:
                      Arden Realty Finance V, L.L.C.
                      11601 Wilshire Boulevard, Suite 405
                      Los Angeles, CA  90025-1740
                      Attn:  Diana M. Laing


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

                      To Lender:

                      Massachusetts Mutual Life Insurance Company
                      Real Estate Finance Group
                      1295 State Street
                      Springfield, MA 01111
                      Attention:  Senior Managing Director

or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other given in the manner provided for in this paragraph.

               The notice shall be deemed to have been given at the time of delivery if hand delivered, or in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail, or if by expedited prepaid delivery, upon first attempted delivery on a Business Day.

               A party receiving a notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.

        22.NO ORAL CHANGE

               This Promissory Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or Lender, but only by an agreement in writing, intended for that specific purpose and signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        23.APPLICABLE STATE LAW

               This Promissory Note shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

        24.SALE OF LOAN

               Lender, in the management of its investments or for any other reason, may, at any time, sell, transfer or assign this Promissory Note, the Mortgage and the other Loan Documents and the servicing rights with respect thereto or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in the Note, Mortgage and other Loan Documents (collectively, a "TRANSFER"). A transfer may include a sale of the whole Loan, or interests in the Loan, or a pooling of the Loan with other loans in connection with a sale of public or private securities backed by the pool of loans (each, a "SECONDARY MARKET TRANSACTION"). As part of a Transfer, Lender may forward to each transferee, assignee, servicer, participant or investor all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness, the Loan Documents and the Mortgaged Property. Subject to the provisions of Section 25, below, Borrower agrees to cooperate with Lender in connection with a Transfer including, without limitation, the delivery of any estoppel certificates required under Section 2.18 of the Mortgage and such other documents as may be reasonably requested by Lender. Borrower acknowledges and agrees that, in connection with a Secondary Market Transaction, Lender may make such information regarding Borrower and the Mortgaged Property and any other matter related to the making of the Loan available to potential purchasers or investors and, if applicable, rating agencies and their respective advisors, subject, however, to the confidentiality provisions contained in Section 25 below. Borrower agrees to take such actions as may be reasonably requested by Lender or any proposed assignee or participant of Lender in order to facilitate any such assignment, transfer or participation, including without limitation execution and delivery of one or more substitute promissory notes reallocating the Indebtedness hereunder (on the same terms and conditions) among Lender and any such assignees of Lender.

        25. CONFIDENTIALITY.

               Lender agrees that it will use its best efforts to keep confidential and not disclose any non-public information received in connection with the Loan from Borrower or any of its affiliates or principals, except that Lender may disclose such information (i) with the consent of Borrower, (ii) to parties who agree to maintain the confidentiality of such information subject to reasonable terms and conditions, (iii) to Lender's affiliates and legal counsel for Lender and its affiliates, (iv) to auditors, accounting firms or accountants of Lender and its affiliates as may be required in connection with any audit or other review of the books and records of any such entity, (v) to potential purchasers or investors in a Secondary Market Transaction, provided Lender has obtained the agreement of such potential purchasers or investors to maintain the confidentiality of such information subject to reasonable terms and conditions, rating agencies and their respective advisors, and (vi) to any parties as may be required by law, government regulation or order (including without limitation, any regulation or order of an insurance regulatory agency or body), by subpoena or by any other legal, administrative or legislative process. In the event Lender secures a confidentiality agreement from third parties as referred to above, Lender shall in no event be liable to Borrower, their affiliates or principals or any other party for any violations of, or defaults by, such third parties under such agreement.

                                    Borrower:

                                    ARDEN REALTY FINANCE V, L.L.C.
                                    a Delaware limited liability company



                                    By:     _______________________________
                                                   Diana M. Laing,
                                                   Chief Financial Officer

                                    Federal Taxpayer I.D. No.: 95-4733626


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